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                                                                   Exhibit 99.1

CONTACTS:
CINCINNATI BELL            IXC                        OAK HILL
Libby Korosec (media)      Melissa Jackson (media)    Hollis Rafkin-Sax
(513) 397-1589             (512) 231-5247             Chatsworth Group
ekorosec @ cinbell.com     mjackson @ ixc-comm.com    (914) 834-1821
                                                      rafsax @ chatsworthgrp.com

Hugh Anderson (investors)  Greta Wiechman (investors)
(513) 397-7877             (512) 427-3751
handerson @ cinbell.com    gwiechman @ ixc-comm.com

FOR IMMEDIATE RELEASE

                        IXC TO MERGE WITH CINCINNATI BELL

              MERGER CREATES INTEGRATED COMMUNICATIONS POWERHOUSE
              ROBERT M. BASS' OAK HILL MAKES STRATEGIC INVESTMENT

CINCINNATI, OHIO, and AUSTIN, TEXAS, July 21, 1999 - Cincinnati Bell Inc. (NYSE:CSN), one of the nation's premier local communications providers, announced today a merger agreement with IXC Communications, Inc. (NASDAQ:IIXC) a leading nationwide next-generation fiber network carrier providing advanced telecommunications services. This merger creates a powerful local/national combination offering businesses throughout the country end-to-end broadband and data solutions.

This combination creates an integrated data communications powerhouse with more than 1 million customers, 5,000 employees in 35 locations, a leading-edge fiber network of approximately 13,000 miles stretching from coast-to-coast, and a combined capitalization of over $7.2 billion. "This merger unites the best elements of Cincinnati Bell and IXC to form a world-class communications leader with the capability to transform our industry," said Richard G. Ellenberger, president and CEO of Cincinnati Bell.

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Under the agreement, approved by directors of both companies yesterday, each share of IXC Communications stock will be converted at a fixed exchange ratio of
2.0976 shares of Cincinnati Bell common stock. Based on yesterday's closing price for CSN of $23.56, the transaction is valued at approximately $3.2 billion (including assumed debt).

As part of the agreement, several significant shareholders of IXC have agreed to vote in favor of the merger. In addition, Cincinnati Bell has agreed to purchase from General Electric Pension Trust approximately 5 million shares of IXC common stock for a cash price of $50 per share. Shareholders representing approximately 40% of the outstanding shares of IXC have committed to vote their shares in favor of the transaction, including the 5 million shares to be purchased.

Concurrent with the announcement of this transaction, Oak Hill Capital Partners, L.P., an investment partnership founded by Robert M. Bass, is purchasing $400 million of convertible subordinated debentures of Cincinnati Bell. The debentures have a coupon of 6.75% and are convertible at a price of $29.89 per share of Cincinnati Bell common stock. Cincinnati Bell's board of directors has also authorized using up to $200 million of the proceeds from the Oak Hill investment to repurchase stock in an open market share repurchase program.

"We believe that this transaction represents an opportunity to create a quantum leap in shareholder value for the combined company which compelled the Robert M. Bass group to make its largest single investment ever," commented J. Taylor







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Crandall, managing partner of Oak Hill Capital Partners. "The value proposition here is to merge IXC's state-of-the-art network with an innovative, experienced, and proven management team from Cincinnati Bell to create an integrated communications powerhouse."

Cincinnati Bell contributes extensive experience in the development and marketing of bundled services, an industry-leading reputation for operational, back-office and provisioning excellence, and leadership in the deployment of high bandwidth solutions, as evidenced by its highly successful deployment of digital subscriber line (DSL) services.

"Customers want providers that go beyond just offering connectivity," said Ellenberger. "With IXC's next-generation fiber network, Cincinnati Bell will provide end-to-end advanced high bandwidth applications and solutions. With this move, we are now positioned to offer a bundle of local, long distance, ATM/Frame Relay, xDSL, Internet, and other advanced services to businesses nationwide."

For IXC, this is an opportunity to realize more quickly the full potential of its planned 18,000-mile next generation fiber network which provides a backbone to many of the nation's largest telecommunications providers and internet service providers. The company offers fast-packet and long distance switched and dedicated services. The company has made a series of significant product announcements culminating with last December's introduction of the Gemini2000 network - the first giga-speed Internet backbone. IXC also successfully built a strong retail business through sales and branch offices across the country targeting business customers and offering a full range of




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Cincinnati Bell/IXC, page
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voice, data, and Internet services, including integrated access.

"For us, this is the best of both worlds," said IXC Communications CEO, John Zrno. "With the financial strength, management depth, service bundling and back-office and provisioning expertise of Cincinnati Bell, we now have the resources, knowledge and depth to fully realize the potential of the industry-leading IP data services we have built. I am very excited about the potential that our two companies together represent to the major users of advanced communications services in the U.S. and abroad."

Two of IXC's directors, John Zrno and Richard Irwin, as well as J. Taylor Crandall from Oak Hill, will join the Cincinnati Bell board. Cincinnati Bell's Board of Directors also announced that Richard Ellenberger will become president and CEO of the new, combined company, which will be headquartered in Cincinnati, Ohio.

Rick Pontin, president and chief operating officer of Cincinnati Bell Telephone, will direct the efforts between Cincinnati Bell and IXC to merge the two companies. "Both companies will quickly focus on maximizing synergies in revenue generation, product development, and customer service. We plan to swiftly execute on opportunities for integration," said Pontin.

The merger is expected to be consummated late in the fourth quarter of 1999, or early in 2000. The merger is subject to certain regulatory approvals and other customary conditions, including the approval of majority of the shareholders of the outstanding shares of both companies.

Consistent with maximizing the expanded growth opportunities available to the combined company, Cincinnati Bell also announced that following its August 3rd payment date it will discontinue paying dividends. IXC does not pay a common-share dividend.







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Salomon Smith Barney Inc. served as financial advisor to Cincinnati Bell.
Merrill Lynch & Co. and Morgan Stanley, Dean Witter served as financial advisors to IXC.

Separately, Cincinnati Bell announced financial results for the second quarter ended June 30. Revenues increased 16 percent to $253.6 million, compared with $219.5 million in the second quarter of 1998. Income from continuing operations increased 76 percent to $28.3 million, or 20 cents per share, compared with $16.1 million or 12 cents per share in the second quarter last year.

Growth in wireless and data revenues were principal factors in the revenue increase. Substantial margin improvement in Cincinnati Bell's core local telephone business drove earnings growth.

Income from continuing operations excludes results from Convergys Corporation, which Cincinnati Bell spun off at the end of 1998.

ABOUT CINCINNATI BELL

Cincinnati Bell is a full service, integrated communications company that provides competitive local communications as well as data, Internet, wireless, entertainment, directory, long distance and data networking services to customers in the Cincinnati, Ohio, metropolitan area and in many other Midwestern cities. Cincinnati Bell is on the World Wide Web at cincinnatibell.com.

ABOUT IXC

IXC's network-based delivery solutions are designed to address the speed and capacity requirements of the global communications market. IXC offerings include private line, fast packet (ATM and frame relay), Internet and long distance switched and dedicated services. IXC is at the forefront of the industry's


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new class of emerging domestic and international carriers. IXC is a publicly traded company listed on Nasdaq under the symbol IIXC.

ABOUT OAK HILL CAPITAL PARTNERS, L.P.

Oak Hill Capital Partners, L.P. is a newly formed private equity partnership founded by Robert M. Bass and his team of investment professionals. Oak Hill Capital makes significant investments through acquisitions, build-ups, recapitalizations, restructurings, strategic joint ventures and the purchase of minority stakes across a wide range of industries. The Oak Hill Securities Fund, LP, also participating in the Cincinnati Bell Inc. investment, is a $1.75 billion partnership specializing in bank loans, high yield securities and special situation investments.


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